As filed with the Securities and Exchange Commission on September 30, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

Edgewater Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	71-0788538
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20 Harvard Mill Square Wakefield, MA	01880
(Address of Principal Executive Offices)	(Zip Code)

Edgewater Technology, Inc. 2008 Employee Stock Purchase Plan

(Full Title of the Plan)

Kevin R. Rhodes

Chief Financial Officer

Edgewater Technology, Inc.

20 Harvard Mill Square

Wakefield, MA 01880

(Name and Address of Agent For Service)

(781) 246-3343

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Brian J. Lynch, Esq.

Hogan & Hartson L.L.P.

8300 Greensboro Drive

McLean, Virginia 22102

(703) 610-6100

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 per share, and associated Series A Junior Participating Preferred Stock Purchase Rights	500,000(2)	$4.76(3)	$2,380,000(3)	$93.53

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement covers, in addition to the number of shares of the common stock, par value $.01 per share, of the Registrant (“Common Stock”) shown in the table, an indeterminate number of shares of the Registrant’s Common Stock which, by reason of certain events specified in the Edgewater Technology, Inc. 2008. Employee Stock Purchase Plan (the “Plan”), may become subject to issuance pursuant to the Plan.
(2)	Represents the number of shares of Common Stock available for issuance pursuant to the Plan.
(3)	Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee, based on the average of the high and low prices of the Common Stock on September 26, 2008, as reported on the NASDAQ Global Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in Part I will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). According to the Note to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “SEC”), either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated by reference in this registration statement:

(a)	Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2007.

(b)	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2008 and June 30, 2008.

(c)	Current Reports on Form 8-K and Form 8-K/A filed with the SEC on August 18, 2008, July 23, 2008, June 13, 2008, April 30, 2008, and on April 4, 2008 (concerning two filings on such date).

(d)	Description of the Registrant’s Common Stock contained in Registration Statement of the Registrant (then known as StaffMark, Inc.) on Form 8-A filed with the SEC on September 17, 1996, and all amendments or reports filed for the purpose of updating such description.

(e)	The description of the Series A Junior Participating Preferred Stock Purchase Rights, contained in (and incorporated by reference to) Registrant’s Form 8-K filed with the SEC on October 24, 2002, including all amendments or reports filed for the purpose of updating this description.

In addition, all documents and reports subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference into this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is or is deemed to be incorporated into this registration statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Delaware General Corporation Law. Section 145(a) of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the Delaware General Corporation Law states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(f) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Section 145(j) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Bylaws and Certification of Incorporation. The Registrant’s Bylaws provide that the Registrant shall indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Registrant, or is or was serving or has agreed to serve at the request to the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Registrant, or is or was serving or has agreed to serve at the request of the Registrant, as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful, except that in the case of an action or suit by or in the right of the Registrant to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Delaware Court of Chancery of the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. To the extent that a director, officer, employee or agent of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Article Eight of the Registrant’s Certificate of Incorporation provides that the Registrant’s directors will not be personally liable to the Registrant or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (d) for transactions from which directors derive improper personal benefit.

In accordance with Delaware law and its bylaws, the Registrant has entered into indemnification agreements with its directors and officers pursuant to which it will agree to pay certain expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement incurred by such directors in connection with certain actions, suits or proceedings. These agreements require directors to repay the amount of any expenses advanced if it shall be determined that they are not entitled to indemnification.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The Registrant herewith files the exhibits identified below.

Exhibit No.	Description of Exhibit
4.1	Certificate of Incorporation of the Registrant (Incorporated by reference from Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-7513)).
4.2	Certificate of Amendment of Certificate of Incorporation (Incorporated by reference from Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-7513)).
4.3	Certificate of Amendment of Certificate of Incorporation (Incorporated by reference from Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1998).
4.4	Certificate of Amendment of Certificate of Incorporation (Incorporated by reference from Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 filed with the SEC on June 20, 2003 (File No. 333-106325)).
4.5	Amended and Restated By-Laws of the Registrant, as amended (Incorporated by reference from Exhibit 3.5 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 1999).
4.6	Form of certificate evidencing ownership of Common Stock of the Registrant (Incorporated by reference from Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-7513)).

Exhibit No.	Description of Exhibit
4.7	Certificate of Ownership and Merger Merging Edgewater Technology, Inc. with and into StaffMark, Inc. and Changing the Registrant’s name to “Edgewater Technology, Inc.” (Incorporated by reference from Exhibit 4.1 to the Registrant Form 8-K filed on August 2, 2000).
4.8	Certificate of Designation of Series of A Junior Participating Preferred Stock. (Incorporated by reference from Exhibit 4.2 to the Registrant Form 8-K filed on August 2, 2000).
4.9	Amended and Restated Rights Agreement between Edgewater Technology, Inc. and EquiServe Trust Registrant dated as of October 23, 2002 (Incorporated by reference from the Registrant’s Form 8-K filed on October 24, 2002).
*5.1	Opinion of Hogan & Hartson L.L.P. with respect to the legality of the common stock registered hereby.
*10.1	Registrant’s 2008 Employee Stock Purchase Plan.
*23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, regarding the financial statements of Registrant.
*23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).
*24.1	Power of Attorney (included on the signature page to this registration statement).

*	Filed herewith.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement concerning the 2008 Employee Stock Purchase Plan to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wakefield, Commonwealth of Massachusetts, on September 30, 2008.

Edgewater Technology, Inc.

By:	/s/ Kevin R. Rhodes
Kevin R. Rhodes
Title:	Chief Financial Officer (Duly Authorized Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Shirley Singleton, Kevin R. Rhodes and Timothy R. Oakes, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or any Registration Statement relating to this Registration Statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of September 30, 2008 by the following persons in the capacities indicated.

Name	Title

/s/ Shirley Singleton Shirley Singleton	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Kevin R. Rhodes Kevin R. Rhodes	Chief Financial Officer (Principal Financial Officer)

/s/ Timothy R. Oakes Timothy R. Oakes	Chief Accounting Officer (Principal Accounting Officer)

/s/ Clete T. Brewer Clete T. Brewer	Director

/s/ Paul E. Flynn Paul E. Flynn	Director

/s/ Paul Guzzi Paul Guzzi	Director

/s/ Nancy L. Leaming Nancy L. Leaming	Director

/s/ Michael R. Loeb Michael R. Loeb	Director

Name	Title

/s/ Barry B. White Barry B. White	Director

/s/ Wayne Wilson Wayne Wilson	Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Certificate of Incorporation of the Registrant (Incorporated by reference from Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-7513)).
4.2	Certificate of Amendment of Certificate of Incorporation (Incorporated by reference from Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-7513)).
4.3	Certificate of Amendment of Certificate of Incorporation (Incorporated by reference from Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1998).
4.4	Certificate of Amendment of Certificate of Incorporation (Incorporated by reference from Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 filed with the SEC on June 20, 2003 (File No. 333-106325)).
4.5	Amended and Restated By-Laws of the Registrant, as amended (Incorporated by reference from Exhibit 3.5 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 1999).
4.6	Form of certificate evidencing ownership of Common Stock of the Registrant (Incorporated by reference from Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-7513)).
4.7	Certificate of Ownership and Merger Merging Edgewater Technology, Inc. with and into StaffMark, Inc. and Changing the Registrant’s name to “Edgewater Technology, Inc.” (Incorporated by reference from Exhibit 4.1 to the Registrant Form 8-K filed on August 2, 2000).
4.8	Certificate of Designation of Series of A Junior Participating Preferred Stock. (Incorporated by reference from Exhibit 4.2 to the Registrant Form 8-K filed on August 2, 2000).
4.9	Amended and Restated Rights Agreement between Edgewater Technology, Inc. and EquiServe Trust Registrant dated as of October 23, 2002 (Incorporated by reference from the Registrant’s Form 8-K filed on October 24, 2002).
*5.1	Opinion of Hogan & Hartson L.L.P. with respect to the legality of the common stock registered hereby.
*10.1	Registrant’s 2008 Employee Stock Purchase Plan.
*23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, regarding the financial statements of Registrant.
*23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).
*24.1	Power of Attorney (included on the signature page to this registration statement).

*	Filed herewith.